EXHIBIT 10.9
February 7, 2000
Dr. Peter Law
Cell Transplants International, LLC
2015 Miller Farms Road
Germantown, TN 38138
REF: License Agreement
Dear Dr. Law,
This letter serves as a full license agreement covering all patents and patents pending and also future developments related to heart muscle function improvement and angiogenesis. Please sign and return this today by fax so we may proceed to send you the initial license fee payment of $500,000, as discussed.
1.	We seek to license all patents related to myogenic cell transplantation and controlled cell fusion as may be necessary to develop a commercially viable product within the field of “heart muscle repair and angiogenesis”.

2.	CTI/CTAL will grant Bioheart, Inc. a NON-EXCLUSIVE license for all patents related to heart muscle regeneration and angiogenesis for the life of the patents. Sublicensing of these patents by Bioheart, Inc. is not allowed.

3.	Bioheart agrees to provide $500,000 in research funding to CTI/CTAL within 90 days of the signing of this letter of intent to further research mutual interest.

4.	Bioheart will provide immediately to CTI/CTAL or Dr. Peter Law 600,000 shares of Bioheart common stock at $1.80 per share as part of the license fee payment.

5.	Bioheart will provide CTI/CTAL or Dr. Peter Law, in 30 days, option to acquire another 600,000 shares of Bioheart common stock at $1.80 per share.

6.	Bioheart, Inc. will pay a royalty of 5% of gross sales of products and services that directly read upon the claims of the patents.

7.	Bioheart, Inc. will provide agreement which states that dilution of shares of CTI/CTAL or Dr. Peter Law will at all times be equal to dilution of Mr. Howard Leonhardt and the family and friends of Mr. Leonhardt.

8.	Dr. Peter Law will be elected to the Board of Directors of Bioheart, Inc.

9.	CTI/CTAL will be responsible for pursuing and suing infringers of Dr. Law’s patents and will thus be entitled to 100% of any damages paid in.

10.	Bioheart agrees to enter into a supply agreement with CTI/CTAL for cultured myoblasts in 30 days.

11.	Bioheart, Inc. will pay $3,000,000 to CTI/CTAL upon INITIATION of a human clinical trial study of Dr. Law’s patented technology with F.D.A. approval in the United States (does not include isolated compassionate use or emergency last resort cases which are not part of the study).

12.	Bioheart, Inc. will pay $5,000,000 to CTI/CTAL upon F.D.A. APPROVAL of method of heart muscle regeneration utilizing the patented technology.

13.	Right of first refusal — If Dr. Law/CTAL receives a bona fide offer from a direct competitor of Bioheart’s in heart muscle repair, Bioheart shall have 30 days to meet this offer to bar competition from obtaining license. Bioheart will have permission to express this covenant of the agreement to investors as a “semi-exclusive license”.
Kindest Regards,

Howard J. Leonhardt

Chairman & CEO	Dr. Peter Law, Chairman & CEO
Cell Transplants International, LLC

2

Dr. Peter Law
Cell Transplants International, LLC
2015 Miller Farms Road
Germantown, TN 38138
REF: License Agreement
Dear Dr. Law:
This letter (“Addendum”) amends and supplements that certain full license agreement (“Agreement”) covering all patents and patents pending and future developments related to heart muscle function regeneration and Angiogenesis dated February 7, 2000 between Bioheart, Inc. (“Bioheart” or the “Company”), Dr. Peter Law and Cell Transplants International, LLC (“CTI”). Except as noted below, the provisions of the Agreement remain in full force and effect. This Addendum shall be deemed effective as of February 7, 2000.
1.	Dr. Law and CTI shall each execute and deliver to Bioheart the following agreements concurrently with their execution and delivery of this letter agreement:
(a)	a Scientific Advisory Board Consultation Agreement in the form attached hereto as Exhibit A;

(b)	a Supply Agreement in the form attached hereto as Exhibit B;

(c)	an Inventions and Proprietary Rights Assignment and Confidentiality Agreement in the form attached hereto as Exhibit D; and

(d)	a Warrant Certificate in the form attached hereto as Exhibit E (the “Warrant”).
It shall be an express condition precedent to the effectiveness of this Addendum that each of the above-identified agreements be executed and delivered by the parties hereto. This Section 1 supersedes Section 10 of the Agreement.
2.	In consideration of Dr. Law’s and CTI’s execution, delivery and performance of the above-identified agreements as well as the Agreement, as amended and supplemented hereby, Bioheart, Dr. Law and CTI agree as follows:
(a)	the aggregate license/research and development fees payable by Bioheart under this first paragraph and Section 3 of the Agreement is a total sum of

$1,000,000, of which Dr. Law and CTI acknowledge that $500,000 of this fee has been paid previously by Bioheart as noted in the first paragraph of the Agreement. The $500,000 balance of said fees shall be paid upon execution of this contract. In addition to the obligations under Section 9 of the Agreement, Dr. Law and CTI shall undertake reasonably diligent and prompt efforts to enforce said patents by instituting litigation against all third parties, whether now known or identified in the future with respect to whom Dr. Law and/or CTI have a reasonable basis for claiming infringement. Additionally, Dr. Law and/or CTI will continue to provide Bioheart with all pertinent and critical information in order to file an IND with the FDA and to have it approved by the FDA. Dr. Law and/or CTI will agree to allow Bioheart Quality Assurance expert complete access to the CTI facilities in order for them to (i) assist CTI in compiling adequate QC documentation and (ii) ensure that CTI will be able to provide Bioheart with FDA QC validated cells. Additionally, Dr. Law and/or CTI will agree to provide a license, in reasonable form, to Duke University to continue Bioheart research. This Section 2(a) supercedes Section 3 of the Agreement in its entirety; and

(b)	Bioheart will issue to CTI a 5-year warrant exercisable for 1,200,000 shares of Bioheart common stock at an exercise price of $8.00 per share, pursuant to the terms of the Warrant, instead of the 600,000 shares and 600,000 options referenced in Sections 4 and 5 of the Agreement. This Section 2(b) supersedes Sections 4 and 5 of the Agreement in their entirety; and

(c)	Bioheart will pay $3,000,000 to CTI upon commencement of a bona fide Phase II human clinical trial study that utilizes technology claimed under U.S. Patent No. 5,130,141 with F.D.A. approval in the United States (it being understood that such a study does not include isolated compassionate use or emergency last resort cases which are not part of study). This Section 2(c) supersedes Section 11 of the Agreement.
3.	Additionally, if Dr. Law or CTI desires to license or otherwise convey any rights in and to any of their technology, inventions or patent rights to a third party in the field of heart muscle regeneration or Angionesis efforts (whether in response to a bona fide other from such third party or otherwise), Bioheart shall have a right of first refusal over any such third party to obtain either exclusive or non-exclusive license and acquire such rights Dr. Law and CTI shall provide written notice to Bioheart regarding such proposed transaction, terms and, if such proposed transaction is in response to a bona fide third party offer, the terms of such offer. Bioheart shall have the first right to complete the proposed transaction with Dr. Law and/or CTI on the proposed terms by providing written notice to Dr. Law and/or CTI, as the case may be, of its acceptance of such proposed terms, which

2

notice shall be provided no later than thirty (30) days after Bioheart’s receipt of notice regarding such proposed transaction. Bioheart’s failure to provide such acceptance notice to Dr. Law and/or CTI, as the case may be, within such thirty (30) day period shall be deemed to constitute rejection of such offer, in which event Dr. Law and/or CTI shall be entitled to proceed with its/their proposed transaction with such third party; provided, however, that if the terms of such transaction are modified or a new offer is made, or if the transaction does not occur within 30 days, the Company shall be entitled to again receive a new notice and a right of first refusal pursuant to the provisions set forth above with regard to such modified terms or new offer. It shall be an express condition precedent to completion of any transaction with a third party that such third party acknowledge Bioheart’s license rights in and to such technology, and if such transaction involves the assignment of patent rights by Dr. Law and/or CTI to such third party, that such third party assume all obligations of Dr. Law and/or CTI as licensor with respect to Bioheart’s rights in and to the technology being transferred. The parties hereto acknowledge and agree that Dr. Law and CTI shall not in any event consider or accept any such third party offers or otherwise enter into or consummate any such transaction wherein the aggregate consideration payable is less than $14,000,000. The parties hereto further acknowledge that the value of the consideration required to be paid by Bioheart, Inc. in connection with an offer to license any of Dr. Law and/or CTI’s technology, inventions or patent rights to a third party in the field of heart muscle regeneration and/or Angiogenesis, exercising its right of first refusal hereunder (whether paid in cash or in the form of equity securities) shall be equal to the lesser of the bona fide terms offered to or by such third party or $25,000,000, and in any event Bioheart shall only be required to pay the cash portion and the common stock traded on an internationally recognized stock exchange of the consideration that would be paid by such third party in such proposed transaction. Bioheart will have permission to express this covenant of the agreement to investors as a “conditionally exclusive license.” This Section 3 supersedes Section 13 of the Agreement.
[The remainder of this page intentionally left blank; signatures on following page.]

3

If the foregoing terms are acceptable to you, please acknowledge your acceptance and agreement by executing both enclosed originals of this letter agreement and returning one executed original to my attention.
Kindest Regards,
BIOHEART, INC.

John L. Babitt
Chief Financial Officer
Accepted by:
__________________________
Dr. Peter K. Law, Ph.D., individually
CELL TRANSPLANTS INTERNATIONAL LLC
__________________________
By: Dr. Peter K. Law, PhD., Chairman and Executive Officer

4

January 18, 2001
VIA FACSIMILE
Mr. John Babitt
Bioheart, Inc.
2400 North Commerce Parkway
Suite 408
Weston, FL 33326
Dear John:
This letter will confirm our previous telephone conversation wherein we discussed Peter Law’s decision to decline membership on the Board of Directors of Bioheart, Inc. due to potential conflicts of interest which might arise. You acknowledged the potential conflicts of interest and agreed that the parties’ relationship more appropriately proceeds without a board position for Dr. Law. This letter will specifically reference the February 7, 2000 letter agreement between the parties and confirm that Bioheart, Inc. has satisfied its obligation to offer a board seat to Peter Law and that Peter Law remains in compliance with that letter agreement despite his declining the board seat.
If you have any questions in this regard, please feel free to call me. Thanks.
Sincerely,
Anthony C. Pierrangelo
ACP/mbh
cc: Dr. Peter Law

Exhibit A
BIOHEART, INC.
SCIENTIFIC ADVISORY BOARD
CONSULTATION AGREEMENT
     This SCIENTIFIC ADVISORY BOARD CONSULTATION AGREEMENT (the “Agreement”) is entered into by and between BIOHEART, INC., a Florida corporation (the “Company” or “Bioheart”) and PETER LAW (“Consultant”).
A. Consultant will assist the Company in the following matters:
1.	Product design evaluation and development strategies.

2.	Evaluating instructional and training materials for physicians.

3.	Clinical and consultation support to centers utilizing Bioheart products on a mutually agreed to basis.

4.	Clinical trials and design of clinical protocols.

5.	Other matters that may come before the Company’s Scientific Advisory Board for consideration regarding the Company’s products and operations and related matters.
B. Services.
     Consultant will serve as a member of the Company’s Scientific Advisory Board. Consultant agrees to attend at least one meeting per year in person with company representatives and other Scientific Advisory Board members to discuss and provide advice related to the Company’s products, research and development, and operational matters. The Company is required to provide reasonable advance notice of such meetings. The Consultant shall also be available for consultations by telephone and to discuss written correspondence from time to time upon request of the Company, consistent with the schedule and available time of the Consultant. Additionally, Consultant agrees to license to the Company all patents in the field of use of heart muscle repair and angiogenesis. Consultant agrees to maintain such patents for their full term. Consultant acknowledges that the patents/patent applications listed in Schedule I attached hereto have been licensed to the Company in accordance with the terms of that certain Agreement dated February 7, 2000 by and between the Company and Consultant as amended.
C. Term.
     The engagement of Consultant hereunder and the term of this Agreement will continue for a period of three (3) years from the date of execution of this Agreement. Notwithstanding the foregoing, the Company shall have the right, at its option, to terminate this Agreement immediately in the event that the Consultant materially breaches the terms of this Agreement, which breach is not cured by the Consultant within a reasonable period of time after the Company has given written notice to the Consultant of such breach.
D. Expenses and Compensation of Consultant.
     The Company will reimburse Consultant for reasonable and documented out-of-pocket expenses including travel and lodging expenses necessarily incurred in performing services to Company. Such expenses in excess of $500 shall be pre-approved by the Company.
E. Indemnity.
     The Company shall indemnify and hold the Consultant harmless with respect to any and all liability and expense caused by the Consultant’s performance of services pursuant to and within the scope of the engagement provided for in this Agreement, or arising from any claim, suit, demand, or cause of action against the Company, other than as a result of Consultant’s gross negligence or willful misconduct, and Consultant shall indemnify and hold Company and its officers and directors harmless from and against any and all losses, costs, damages, expenses and liability caused by the gross negligence or willful misconduct of Consultant in performing services hereunder.
F. Confidential and Proprietary Information.
     Pursuant to the terms of this Agreement, Bioheart and Consultants and Scientific Advisory Board members may exchange certain confidential or proprietary information. In connection with the exchange of such information, both parties agree that the disclosure of proprietary information shall be minimized to the extent practical and shall consist only of information necessary for the purposes contemplated in this Agreement. However, should disclosed documentation inherently or unavoidably include proprietary information other than the minimum necessary, such information shall nonetheless be held in confidence and no use made thereof beyond the above-stated purpose.
     The parties shall not disclose such information to others except each party’s employees on a “need-to-know” basis, and to use such information of the other only for the purposes stated in this Agreement.
     To the extent that any such information is disclosed, the party disclosing such information shall identify such information as proprietary or confidential. Any proprietary information, if orally disclosed, shall be promptly confirmed in writing and identified as proprietary information if such information is to remain proprietary under this Agreement. All proprietary information and copies thereof, if any, shall be promptly returned to the party furnishing it when the need for it no longer exists and, in any event, promptly upon request.
     Neither party shall be liable for disclosure or use of information marked as proprietary which (1) is now, or which hereafter, through no fault of the receiving party, becomes available to the public; (2) is already known to the receiving party at the time of disclosure; (3) is hereafter furnished to others by the owner of the information without restriction disclosure; (4) or is lawfully obtained by the receiving party from a third party or parties.

2

     Each party shall exercise at least the same degree of care of the secrecy and security of disclosed proprietary information which it receives as it exercises for its own proprietary information.
     Notwithstanding any other terms of this Agreement to the contrary, this paragraph shall survive and remain in full force and effect for the term of this Agreement and for a period of two years thereafter. If the Consultant is a party to any other agreement regarding the subject matter of this Section F which provides greater rights or benefits to Bioheart with respect to such subject matter, then the terms of such other agreement shall supercede this Agreement with respect to, and to the extent they provide greater rights to Bioheart with respect to, such subject matter.
G. Governing Law.
     This agreement will be governed by and construed in accordance with the laws of the State of Tennessee.
     IN WITNESS WHEREOF, the undersigned have caused this agreement to be executed and delivered as of the date set forth below.

CONSULTANT
By:
Peter Law
Date:

BIOHEART, INC.
By:
John L. Babitt, Chief Financial Officer
Date:

3

Exhibit B
SUPPLY AGREEMENT
     THIS SUPPLY AGREEMENT (this “Agreement”) is made as of this 1st day of July, 2000 by and between BIOHEART, INC., a Florida corporation (“Purchaser”), and CELL TRANSPLANTS INTERNATIONAL, LLC, a Tennessee for profit limited liability corporation (“Supplier”).
RECITALS:
     A. Supplier is a provider of cultured myoblasts.
     B. Purchaser is engaged in research and development efforts relating to heart muscle regeneration and repair.
     C. Purchaser desires to purchase from Supplier cultured myoblasts (the “Product”) for use by Purchaser in its research and development efforts and for future treatments and sales
     D. Supplier and Purchaser wish to enter into this Agreement in order to establish terms, conditions and procedures for the sale by Supplier to Purchaser of the Products.
AGREEMENTS:
     NOW, THEREFORE, for and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Supplier and Purchaser, intending to be legally bound hereby, agree as follows:
     1. Recitals; Exhibits. The foregoing recitals are true and correct and, together with the attached exhibits, are incorporated herein by this reference.
     2. Agreement to Purchase and Sell; Purchase Orders; Exclusivity.
          (a) Agreement to Purchase and Sell. Supplier shall sell to Purchaser, and Purchaser shall purchase and accept from Supplier, at the prices and upon the terms and conditions provided in this Agreement, such amount of the Products as Purchaser may request from time to time. Supplier agrees to promptly fill all Product orders placed by Purchaser.
          (b) Purchase Orders. All purchase orders submitted by Purchaser and accepted by Supplier for Products are and shall be subject to this Agreement and shall be deemed to incorporate the terms and conditions of this Agreement, whether or not so specified in such purchase orders. Supplier’s acceptances of orders shall be evidenced by Supplier signing and returning the acknowledgment copy of the order within fifteen (15) days after receipt of the order, together with a pro-forma invoice for the Products covered by that order. All orders shall contain the information necessary for Supplier to fulfill the order, which information shall include the following:
          (i) A reference to this Agreement and Purchaser’s purchase order number;
          (ii) A description and quantity of each of the Products required;
          (iii) The address to which Products are to be directed and the address to which Supplier’s invoice is to be sent;
          (iv) The requested delivery date; and
          (v) Such other information as Supplier shall reasonably require.

     The terms and conditions of this Agreement shall take precedence over and govern in the event of conflict between the terms and conditions of this Agreement the terms and conditions of any other documents and forms of the parties, including, without limitation, Purchaser’s quotation request and purchase order forms, Supplier’s quotation form, and any confirmation, acknowledgment or other similar document. Any provision or data in any order, any subordinate document such as shipping releases, or any other document originated by either party, or contained in any documents or forms attached to or referenced in any of the above documents, which modifies, supplements or conflicts with the terms of this Agreement shall not be binding unless agreed to in writing by the parties.
          (c) Forecasts. No less often than every calendar quarter during the Term of this Agreement, Purchaser shall provide to Supplier forecasts of Purchaser’s anticipated Product requirements. The initial Purchaser forecast is provided in Exhibit A attached to this Agreement. The next forecast will be due ninety (90) days after the date hereof. Purchaser acknowledges that purchase orders in excess of the quantities set forth in the most recent forecast may require additional delivery time as may be mutually acceptable to the parties.
     3. Effective Date and Term. This Agreement shall take effect on the date first set forth above (the “Effective Date”). Unless sooner terminated in accordance with the terms of this Agreement, this Agreement shall remain in effect for the period (the “Term”) of five (5) years from the Effective Date. This Agreement shall be automatically renewed for consecutive additional one-year periods unless either party provides notice of nonrenewal to the other party not less than sixty (60) days prior to the end of the then current term.
     4. Purchase Prices. Purchaser shall be charged and agrees to pay the rates set forth on Exhibit A hereto, for its purchase of the Products. Such rates may be reviewed and revised as agreed upon between the parties [from time to time/annually/semiannually]. Supplier shall present any proposed changes to the rates no less than sixty (60) days prior to such rates becoming effective. If the parties are not able to reach an agreement within thirty (30) days of the date the proposal is made by Supplier, Supplier shall be able to set such rates as it deems appropriate, with such rates taking effect thirty (30) days thereafter. The purchase prices shall be expressed in U.S. Dollars. Supplier agrees to provide products at or below prevailing market prices by others producing comparable products.
     5. Taxes and Other Charges. In addition to the applicable purchase prices, Supplier shall separately invoice for, and Purchaser shall pay, all sales, use, excise, value added, gross receipts, turnover and other taxes and charges imposed by law or required by any government to be paid or collected by Supplier in connection with the purchase, delivery, sale or use of the Product pursuant to this Agreement.
     6. Payment Terms. All payments due to Supplier from Purchaser under this Agreement shall be paid to the Supplier by check or wire transfer. Invoices may be rendered by the Supplier at any time after the date of Delivery, as defined below. Payment shall be made in U.S. Dollars, no later than thirty (30) days following the date of Delivery. Each shipment shall constitute an independent transaction and Purchaser shall pay the invoice for each such transaction strictly in accordance with these payment terms.
     7. Delivery. Products will be considered delivered by Supplier for purposes of this Agreement when delivered to Purchaser’s designated carrier FOB. Purchaser shall: (a) contract for carriage of the Products to the destination and pay the freight, (b) pay any loading costs to the extent they are not included in the freight, and (c) pay all other costs incurred in connection with shipment of the Products to the ultimate destination and unloading.
     8. Risk of Loss and Passage of Title. Risk of loss and title shall pass to Purchaser at the time of Delivery of the Product to Purchaser’s carrier. Title to the Products shall pass to Purchaser upon receipt of payment of the corresponding invoice by Supplier.

     9. Representations and Warranties.
     (a) Supplier Representations and Warranties. Supplier represents and warrants to Purchaser the following:
          (i) Supplier is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, with full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.
          (ii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Supplier have been duly and validly authorized and no further corporate authorization is required on the part of Supplier to consummate the transactions contemplated hereby.
          (iii) This Agreement and all other documents executed and delivered by Supplier pursuant to this Agreement constitute the legal, valid and binding obligation of Supplier, enforceable against Supplier in accordance with their respective terms.
          (iv) The individuals executing this Agreement on behalf of Supplier have been duly authorized and empowered to execute this Agreement for the purpose of binding Supplier to this Agreement. The execution, delivery and performance of this Agreement by Supplier does not and will not violate any contract or other arrangement between Supplier and any third party, or any applicable law or regulation. No third party consents, governmental approval, filings, registrations or permits are required in order for Supplier to perform its obligations hereunder.
          (v) The Products provided to Purchaser hereunder do not infringe on any third party’s intellectual property rights and are free from defects that would eliminate or substantially reduce their utility in connection with Purchaser’s research and development projects, future treatments and sales.
          (vi) The Products shall meet and shall be produced and packaged in accordance with all applicable regulatory requirements and FDA standards at a facility meeting current good manufacturing practices (“CGMP”) standards. Supplier shall permit U.S. Food and Drug Administration representatives or other appropriate health authorities to inspect supplier’s facilities as may be required in order to obtain or maintain permits to sell the Product and CGMP certifications.
     (b) Purchaser Assurances. Purchaser represents and warrants to Supplier the following:
          (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.
          (ii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser has been duly and validly authorized and no further corporate authorization is required on the part of Purchaser to consummate the transactions contemplated hereby.
          (iii) This Agreement and all other documents executed and delivered by Purchaser pursuant to this Agreement constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms.
          (iv) The individuals executing this Agreement on behalf of Purchaser have been duly authorized and empowered to execute this Agreement for the purpose of binding Purchaser to this Agreement, without any third party consents or governmental approvals, filings, registrations or permits. The execution, delivery and performance of this Agreement by Purchaser does not and will not violate any contract or other arrangement between Purchaser and any third party, or any applicable law or regulation.

     10. Indemnification. Purchaser agrees to indemnify and hold Supplier, its officers, directors, employees, successors and assigns harmless against all losses, damages and expenses of whatsoever form or nature, including attorneys’ fees and other costs, whether direct or indirect, that they, or any of them, may sustain or incur as a result of any acts or omissions of Purchaser, its customers or any of their directors, officers, employees or agents, including but not limited to breach of warranty or representation of Purchaser made to Supplier or any third party or failure of Purchaser to fulfill any covenant or agreement contained herein or made to any third party. This provision shall survive termination or non-renewal of this Agreement.
     11. Notices. All notices and other communications under this Agreement: (a) shall be made in writing signed by the authorized agent of the party making the same, (b) shall be delivered by personal delivery, confirmed telephonic facsimile transmission, or international commercial express courier, and (c) shall be deemed effective upon receipt. The addresses for all notices and communications (other than purchase orders and shipping releases) are as follows:

If to Supplier:	Cell Transplants International, LLC.
2015 Miller Farms Road
Germantown, TN 38138
Facsimile No.: (901) 751-1808
Attn: Peter Law, Chairman & Chief Executive Officer, President

If to Purchaser:	Bioheart, Inc.
2400 N. Commerce Parkway
Suite #408
Weston, Florida 33326
Attn: Howard J. Leonhardt, President

With a copy to:	Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
Facsimile (305) 961-5812
Attn: Manuel R. Valcarcel
Either party may change the address and facsimile telephone number to which notices and other communications are to be sent, and may add or delete recipients for notices and other communications, by sending the other party notice of the changes in accordance with the notice provisions of this paragraph. In addition, Supplier may change the address for purchase orders and shipping releases by notifying Purchaser in writing of the changed address in accordance with the notice provisions of this paragraph.
     12. Assignment. Neither party shall assign or delegate any right, interest or obligation under this Agreement, except that Supplier may subcontract with third parties for any of the Product. No assignment, delegation or subcontract by either party shall relieve the assigning, delegating or subcontracting party from its obligations and liabilities under this Agreement. Any attempted assignment or delegation in contravention of this prohibition shall be void and shall constitute a default under this Agreement.
     13. Force Majeure. Each of Supplier and Purchaser shall be excused from its obligations hereunder, and shall have no liability for any resulting loss or damage, in the event and to the extent that its performance is delayed or prevented by any event or circumstance reasonably beyond its control, including but not limited to, fire, floods, epidemics, explosion, embargo, acts or requirements of any government in its sovereign capacity, acts of God, war, strikes, walkouts, and riots or other civil disturbances, inability to secure raw material or transportation facilities, or for any act or omission of carriers or suppliers. Delay in or prevention of performance of either party shall be excused hereunder only for the period during which such cause continues, and only if the party whose performance is delayed or prevented gives written notice thereof to the other party within ten (10) days of the event causing such delay or prevention. The parties hereto shall not have the right to terminate this Agreement solely as a result of any act or event described in this Paragraph.
     14. Waiver. No course of dealing, course of performance, or failure of either party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right, or condition or affect the right to enforce that term, right or condition in the future, nor shall any express waiver be construed as a continuing waiver of any such term, right or condition.
     15. Governing Law. The construction, interpretation and performance of this Agreement shall be governed by the internal laws of the State of Tennessee (without giving effect to their conflicts of laws provisions).
     16. Entire Agreement. This Agreement constitute the entire agreement between the parties with respect to its subject matter. All prior or contemporaneous oral and written agreements, memoranda and representations (and any subsequent purchase order, purchase order confirmation, or similar document) relating to sales of Product during the term of this Agreement are superseded by this Agreement.
     17. Amendments. This Agreement may be amended only by a subsequent writing signed by authorized representatives of both parties hereto, indicating an intent to amend this Agreement.
     18. Severability. If a court of competent jurisdiction adjudges any provision of this Agreement to be invalid or unenforceable, the remaining provisions shall not be affected thereby, and the parties shall in good faith attempt to amend this Agreement to eliminate such invalidity or unenforceability, without thereby affecting the intent of the parties as expressed herein.
     19. Confidentiality. Purchaser and Supplier agree that all confidential commercial, technical and other information provided hereunder by either party to the other party will be used only for evaluation purposes or for purposes of performance of this Agreement, shall be kept confidential by the receiving party using the same standard of care as such receiving party uses to protect its own similar confidential information, and shall not be sold or disclosed in any manner to any third party by the receiving party. The obligations under the preceding sentence do not apply to information which: (a) was previously known to the receiving party free of any obligation to keep it confidential; or (b) is or becomes publicly available by any means or medium other than unauthorized disclosure; or (c) is independently developed by the receiving party; or (d) is disclosed to third parties by the disclosing party without restriction; or (e) is received from a third party whose disclosure would not violate any confidentiality obligation.
     20. Arbitration.
          (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, which has not been resolved by a non-binding procedure, shall be settled by arbitration in Shelby County, Tennessee (unless the applicable Supplier and Purchaser agree in writing to another location), in accordance with the Arbitration Rules of the American Arbitration Association then in effect, except that the Supplier and the Purchaser agree under any circumstances they shall be permitted reasonable discovery of documents and depositions of an adequate number of witnesses. Notwithstanding anything to the contrary in this Agreement, the Supplier and the Purchaser further agree that arbitration shall not be utilized to determine any dispute, controversy or claim which requires a third party’s presence either as the correspondent or as an indemnifier, unless the third party agrees to be bound by the arbitration. Disputes described in the preceding sentence shall be resolved through proceedings commenced and prosecuted in a state or federal court in Shelby County, Tennessee.

          (b) Within one week after the Supplier, on the one hand, or the Purchaser, on the other hand, requests arbitration and the other party receives notice of such request, both parties shall supply the American Arbitration Association with a list of qualifications for the arbitrators. Within two weeks after receipt of the parties’ lists of qualifications for the arbitrators, the American Arbitration Association shall supply the parties with a list of 21 potential arbitrators, and the Supplier, on the one hand, and the Purchaser, on the other hand, shall each be permitted to strike up to nine proposed arbitrators and shall notify in writing the American Arbitration Association of the party’s decisions. Within two weeks after receipt of the parties’ decisions as to the acceptable potential arbitrators, the American Arbitration Association shall appoint the three arbitrators from the group of arbitrators which has not been stricken by either party.
          (c) Resolution of disputes, controversies or claims shall be determined by a majority vote of the arbitration panel. The Supplier, on the one hand, and the Purchaser, on the other hand, shall share equally the fees, costs and expenses of the arbitration, unless the arbitrators modify the allocation of such fees, costs and expenses because they have determined that fairness dictates other than an equal allocation between the parties. Each party shall be responsible for its own attorneys’ fees, costs of its experts and expenses of its witnesses, unless the arbitrators provide otherwise because they have determined that fairness so dictates. Any award rendered shall be final, binding and conclusive (without the right to an appeal, unless such appeal is based on fraud by the other party in connection with the arbitration process) upon the parties and any judgment on such award may be enforced in any court having jurisdiction, unless otherwise provided by law. The party submitting such dispute to arbitration shall inform the American Arbitration Association that the parties have agreed: (i) to reasonable discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure for a period not to exceed 120 days prior to such arbitration and (ii) to require that the testimony at the arbitration hearing be transcribed.
     21. Termination. In addition to any other right or remedy provided by applicable law or this Agreement, either party shall have the right to terminate this Agreement if the other party: (i) becomes insolvent or files a voluntary petition in bankruptcy or for reorganization or other debtor relief, or a third party petitions to have such party involuntarily declared insolvent or bankrupt and such petition for involuntary insolvency or bankruptcy is not dismissed within thirty (30) days after being filed; (ii) makes an assignment for the benefit of creditors, or a custodian, receiver, intervenor, trustee or similar officer is appointed to take charge of all or part of its property; (iii) ceases to do business, liquidates or dissolves; or (iv) materially breaches its obligations under this Agreement and such breach is not cured within thirty (30) days after notice of breach is received from the non-breaching party; provided, however, upon the occurrence of a payment default with respect to any shipment of Products hereunder, Supplier shall also be entitled to cease shipment of any additional Products until such default is remedied. Termination of this Agreement will not relieve either party from due performance of all obligations which matured prior to the effective date of such termination, including without limitation Purchaser’ payment obligations with regard to Products ordered by Purchaser prior to such termination.
     22. Counterparts. This Agreement may be executed by each party upon a separate counterpart, each of which shall be deemed an original and all of which together shall constitute one agreement. Facsimile signature pages shall be acceptable as originals.
[Signatures appear on the next page.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the day and year first written above.

SUPPLIER: CELL TRANSPLANTS INTERNATIONAL, LLC
By:
	Name:	Dr. Peter K. Law, Ph.D.
	Title:	Chairman & Chief Executive Officer, President

PURCHASER: BIOHEART, INC., a Florida corporation
By:

	Title:	Name: John L. Babitt Chief Financial Officer

Exhibit A
Cell Transplant International LLC, a Tennessee limited liability corporation (Supplier) will provide cultured myoblasts to Bioheart, Inc. a Florida corporation (Purchaser) beginning on the first day of July, 2000. Purchaser agrees to pay Supplier twenty five USD ($25) for every million (106) of myoblasts. Other terms of the transactions are set forth in the Supply Agreement

Exhibit D
BIOHEART, INC.
INVENTIONS AND PROPRIETARY RIGHTS
ASSIGNMENT AND CONFIDENTIALITY AGREEMENT
     This INVENTIONS AND PROPRIETARY RIGHTS ASSIGNMENT AND CONFIDENTIALITY AGREEMENT (the “Agreement”) sets forth in writing certain agreements, understandings and procedures which shall be in effect during and after the time that I, the undersigned, am a licensor to BIOHEART, INC. (the “Company”). This Agreement is entered into in connection with the commencement of my licensing to the Company (the “Services” consisting of my inventions and proprietary rights on heart muscle regeneration and angiogenesis). I acknowledge and agree that:
1.	No Conflict. During the period of my licensing to the Company, I will devote my best efforts to the interest of the Company.

2.	Proprietary Information. My licensing to the Company creates a relationship of confidence and trust between the Company and me with respect to any information:
(a)	applicable to the business of the Company and its subsidiaries and affiliates; or

(b)	applicable to the business of any client or customer of the Company, which may be made known to me by the Company or by any client or customer of the Company, or learned by me in such context during the period of license.
All such current or future information has commercial value in the business in which the Company is engaged and is hereinafter called “Proprietary Information.” By way of illustration, but not limitation, Proprietary Information includes trade secrets, technology, research, designs, drawings. schematics, products, potential products, programming tools, partnerships, methods of distribution, services, inventions, marketing plans, strategies, forecasts, plans, budgets, financial information and customer lists.

3.	Nondisclosure of Proprietary Information. At all times during my license to with the Company and after its termination, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything directly relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an licensor or consultant of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry not as a result of a breach of this Agreement to whatever extent and in whatever way I wish. I recognize that

1

the Company has received and in the future will receive from third parties (e.g., customers, distributors and the like) their confidential and proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties, during the term of my license, a duty to hold all such confidential or Proprietary Information in the strictest confidence and not to disclose it to any person or entity (except as necessary in carrying out my work for the Company) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company’s agreement with such third party) without the express written consent of the Company.
4.	Return of Materials. Upon termination of my license to the Company, at the request of the Company before termination, I will deliver to the Company all written and tangible material in my possession incorporating the Proprietary Information.

5.	Inventions. As used in this Agreement, the term “Inventions” means all “Software Inventions” and “Hardware Inventions. Related to heart muscle regeneration and angiogenesis.” As used in this Agreement, the term “Hardware Inventions” means any new or useful improvement, idea or invention whether or not patentable, and all related concepts, designs, maskworks, trademarks, formulae, processes, manufacturing techniques, trade secrets, artwork or other copyrightable or patentable works, including all right to obtain, register, perfect and enforce these proprietary interests. As used in this Agreement, the term “Software Inventions” means any new or useful improvement, idea, invention whether or not patentable, and all related concepts, designs, programming tools, manufacturing techniques, trade secrets or other copyrightable or patentable works, including all rights to obtain, register, perfect and enforce these proprietary interests. I hereby agree promptly to disclose and describe to the Company, and I hereby license and agree to license to the Company or its designee, my patent rights, to all Inventions on heart muscle regeneration and angiogenesis which I may solely or jointly conceive, develop or reduce to practice during the period of my license to the Company and for one (1) year thereafter (a) which relate at the time of conception or reduction to practice of the invention to the Company’s business or actual or demonstrably anticipated research or development, or (b) which were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or trade secret information, or (c) which resulted from any work I performed for the Company.

6.	Injunctive Relief; Attorneys’ Fees. A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to

2

the Company for which there will be no adequate remedy at law, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate), all of which remedies shall be available without requiring the Company to post a bond or any other similar requirement, which are hereby waived by me. In the event of any action at law or in equity to enforce or interpret any provision of this Agreement, te prevailing party in any such action shall be entitled to recover from the other party all of its costs incurred in connection with such action, including, but not limited to, its reasonable attorneys’ fees.
7. Miscellaneous
(a)	The waiver by the Company of a breach of any provision of this Agreement by me shall not operate or be construed as a waiver of any other or subsequent breach by me.

(b)	If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

(c)	This Agreement shall be construed in accordance with, and governed by, the laws of the State of Florida, applicable to contracts executed and performed in Florida by Florida residents.

(d)	The term “Company” includes the Company and its affiliates and subsidiaries.

(e)	This Agreement represents my entire understanding with the Company with respect to the subject matter of this Agreement and supersedes all previous understandings written or oral other than any other agreements that are written and signed by me and the Company. This Agreement may be amended or modified only with the written consent of both me and the Company. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever.

(f)	I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

3

COMPANY	BIOHEART, INC., a Florida corporation
By:
Title:
Dated:

Licensor

	Printed Name:	Peter K. Law, Ph.D.
Dated:

4

Exhibit E
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS (THE “SECURITIES LAWS”), AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES LAWS OR AN OPITION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION, AND ONLY IF OTHERWISE PERMITTED UNDER THE TERMS OF THIS WARRANT.
Bioheart, Inc.
(a Florida corporation)
As of February 7, 2000
Warrant Certificate for the Purchase of Shares of Common Stock
Not Transferable or Exercisable
Except as Specified Herein
Void After Expiration Date
     THIS CERTIFIES, that, for value received from Cell Transplants International, LLC (the “Holder”), Bioheart, Inc., a Florida corporation (the “Company”) hereby grants to Holder, subject to the terms, provisions and conditions of this Warrant, the right to purchase from the Company up to One Million Two Hundred Thousand (1,200,000) fully paid and non-assessable shares of Common Stock (as defined hereinbelow), of the Company, at a price of Eight Dollars ($8.00) per share (the “Exercise Price”), payable in cash; provided, however, that the number of shares of Common Stock purchasable pursuant to this Warrant and the Exercise Price are subject to adjustment pursuant to the terms hereof. This Warrant is issued pursuant to that certain “full license agreement” dated February 7, 2000, as amended, among the Company, Holder and Dr. Peter Law, and constitutes the “warrant” required to be given thereunder.
     The term “Common Stock” as used herein shall mean the Common Stock, par value $.001 per share, of the Company as constituted on February 7, 2000 (the “Base Date”). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon the exercise of this Warrant, and as adjusted from time to time, are hereinafter referred to as “Warrant Stock.” The term “Other Securities” as used herein shall mean any other equity or debt securities that may be issued by the Company in addition to or in substitution for the Warrant Stock as provided herein.

     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be, subject to, the conditions, limitations and provisions set forth herein.
     1. Exercise of Warrant.
          1.1. Exercise Period. This Warrant may be exercised in whole or in part, at any time, or from time to time ( but in no event shall this Warrant be exercised more than 10 times) pursuant to the procedures and subject to the terms, conditions and limitations provided herein, during the period from the Base Date until February 6, 2005 (the “Expiration Date”), but in no event shall the total aggregate number of shares of Common Stock purchased hereunder exceed 1,200,000 (subject to adjustment as provided herein). From and after the Expiration Date, this warrant shall be void and the Holder shall have no rights hereunder.
          1.2. Manner of Exercise. This Warrant may be exercised, in whole or in part, at any time on or before the Expiration Date (but in no event more than ten times during such period), in increments of not less than 10,000 shares of Warrant Stock per exercise, and solely in accordance with the procedures, terms, conditions and limitations provided herein. To exercise this Warrant, the Holder shall present and surrender this Warrant to the Company at its principal executive office, with the Warrant Exercise Form attached hereto duly executed by the Holder and accompanied by payment (in the form of either cash or by official bank check, made payable to the order of the Company), of the aggregate Exercise Price for the total aggregate number of shares specified in such form, duly executed by the Holder and in form satisfactory to the Company, for which this Warrant is exercised. If this Warrant should be exercised in part only (and this Warrant has not been exercised ten times or otherwise terminated), the Company shall upon surrender of this Warrant for cancellation in connection with such exercise, execute and deliver a new Warrant of like form, tenor and terms evidencing the rights of the Holder thereof to purchase the balance of the shares of Warrant Stock purchasable hereunder. Upon receipt by the Company of this Warrant, together with duly executed Warrant Exercise Form and payment of the Exercise Price for the shares to be acquired, in proper form for exercise, and subject to the Holder’s compliance with all requirements of this Warrant for the exercise hereof, the Holder shall be deemed to be the holder of record of the shares of Common Stock (or Other Securities) issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder; provided, however, that no exercise of this Warrant shall be effective, and the Company shall have no obligation to issue any Common Stock or Other Securities to the Holder upon any attempted exercise of this Warrant, unless (A) the Holder shall have first delivered to the Company appropriate investment representations, in form and substance reasonably satisfactory to the Company, such as those delineated in Exhibit A hereto, so as to provide the Company with proper assurances that the securities issuable upon exercise hereof may be issued without violation of the registration requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”) and all applicable state securities or “blue sky” laws (the “Securities Laws); including without limitation representations that the exercising Holder is an “accredited investor” as defined in Regulation D under the Securities Act and that the Holder is familiar with the Company and its business and financial condition and has had an opportunity to ask questions and receive documents relating thereto to Holder’s reasonable satisfaction (and by the Holder’s execution and delivery of this Warrant the Holder hereby makes such representations (including those on Exhibit “A” hereto) to the Company in connection with the Holder’s acquisition of this Warrant) and (B) if requested by the Company and if the Company’s Common Stock is not then publicly traded on any recognized securities exchange or over-the-counter market, the Holder shall execute and deliver to the Company a shareholders agreement (in the capacity as a shareholder thereunder) in such form as other shareholders who purchased shares of the Company in its private offering may then be subject (the “Shareholders Agreement”).
     2. Reservation of Shares. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant a proper and sufficient number of shares of Common Stock (or Other Securities) from time to time receivable by the Holder upon exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued and delivered upon such exercise in accordance with the terms and provisions hereof, shall be validly issued, fully paid and non-assessable shares (or Other Securities) of the Corporation.
     3. Fractional Shares. Notwithstanding anything to the contrary herein, the Company shall not be required to issue certificates representing fractions of shares of Common Stock (or Other Securities) upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by requiring the Holder to make the appropriate payment to purchase whole shares of Common Stock (or Other Securities).
     4. Assignment or Loss of Warrant. Subject to the transfer restrictions herein (including Sections 7, 8 and 9, and the notice paragraph at the top of the first page of this Warrant which is incorporated herein), upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax (and any required legal opinion), the Company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and of reasonably satisfactory indemnification by the Holder, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a replacement Warrant of like tenor and date, in lieu hereof.
     5. Rights of the Holder. Notwithstanding any term or provision of this Agreement, prior to and until such time as the Holder has properly exercised this Warrant as provided herein and thereupon has become the holder of shares of Common Stock (or Other Securities), the Holder shall not, by virtue of any provision of this Agreement, be entitled to any rights, entitlements or benefits of a shareholder of the Company, either at law or in equity, including, without limitation, the rights, entitlements and benefits as a shareholder to (a) vote on or consent with regard to any proposed action of or regarding the Company, or (b) receive (i) dividends or any other distributions made to shareholders, (ii) notice of or the right to attend any meeting(s) of shareholders of the Company, or (iii) notice of any other proceedings of or regarding the Company. The rights of the Holder are limited to those expressed in this Warrant.

     6. Anti-Dilution Provisions.
          6.1. Adjustment for Stock Splits and Certain Other Transactions. If the Company shall at any time after the Base Date and prior to the Expiration Date subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall distribute shares of Common Stock to its shareholders, the number of shares of Common Stock (or such Other Securities) subject to this Warrant immediately prior to such stock dividend or subdivision shall be appropriately and proportionately increased as provided in this paragraph below, and if the Company shall at any time after the Base Date and prior to the Expiration Date combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be appropriately and proportionately decreased as provided in this paragraph below. Any such adjustment, and any related adjustment to the Exercise Price, pursuant to this Section 6.1 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is to be adjusted as provided in this paragraph above, such adjustment shall be made by multiplying the number of shares then subject to issuance under this Warrant by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately after the event for which such adjustment is to made, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event.
          Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. Any adjustment under Section 6 of this Warrant determined in good faith by the Company’s board of directors shall be final and binding upon the Holder.
          6.2. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization or recapitalization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date and prior to the Expiration Date or in case during such period the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Article 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.
7. Restrictions on Transfer of Warrant and Warrant Stock; Cancellation and Redemption.
          7.1. Company Consent and Shareholders Agreement. In addition to any other requirements of this Warrant, (a) neither this Warrant nor any rights or interest of the Holder hereon, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (in any such case, “Transferred”) without the prior written consent of the Company, and (b) if the Holder is then a party (or required under Section 1.3 to be a party) to the Shareholders Agreement, neither any Warrant Stock nor Other Securities may be Transferred unless permitted under the terms of the Shareholders Agreement.
          7.2. Transfers to Comply with the Securities Act. This Warrant and any Warrant Stock or Other Securities purchased hereunder may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows (and subject to other applicable provisions of this Warrant): (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 7 with respect to any resale or other disposition of such securities and containing appropriate representations to provide the Company with reasonable assurances that the transfer by the Holder to such person complies with the Securities Act; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act (and any applicable state securities laws) relating to such securities and the offering thereof for such sale or disposition. This Warrant may only be transferred in full, solely as permitted under this Agreement, and may not be split up or transferred in part.
          7.3. Cancellation of Warrant and Redemption of Warrant Stock or Other Securities. Notwithstanding any provision of this Agreement to the contrary, this warrant, or any unexercised portion hereof, as the case may be, shall be cancelled and shall terminate, and any Warrant Stock or Other Securities then held by the Holder (or a subsequent transferee) shall be subject to redemption by the Company at the lower of the Exercise Price paid therefore or the then current fair market value of said Warrant Stock or Other Securities, immediately upon delivery of written notice thereof by the Company to the Holder (or such other holder) in the event that the patents licensed to the Company by the initial Holder or such Holder’s affiliates that read on any of the products or processes made, used or sold by the Company are adjudged or otherwise determined to be invalid, adverse to the subject patent as to inventorship, determined not to read upon products, processes or materials made used or sold by the Company or cancelled in a reexamination proceeding in the United States Patent and Trademark Office; provided, however, that such determination is made in the form of a judgment by a court of competent jurisdiction, a decision from an arbitrator or arbitration panel presiding over an arbitration proceeding involving the subject patent(s), or the result of a reexamination proceeding in the United States Patent and Trademark Office involving the subject patent(s), as the case may be, such determination in each case not being further reviewable due to the exhaustion of all permissible applications for rehearing or review by a superior tribunal or through the expiration of time permitted for such applications. For purposes of this agreement section 7.3 shall only be applicable upon (i) Bioheart’s reexamination of the patent, which will occur by August 21, 2000 and (ii) a negative outcome from a legal proceeding against a possible infringer of the licensed patents that Dr. Law and/or CTI have a agreed to pursue. Upon successful reexamination of the patent by the PTO and a successful legal proceeding that validates the covered field of use of the patent for heart muscle regeneration section 7.3 of this agreement shall terminates.
     8. Legend Upon Issued Shares. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of this Warrant and the issuance of any of the shares of Warrant Stock, all certificates representing such shares shall bear substantially the following legend:
     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act and applicable state securities laws or unless an opinion of counsel to the Corporation is obtained stating that such disposition is in compliance with an available exemption from such registration.
     In addition, all certificates representing the shares of Warrant Stock or Other Securities shall bear substantially the following legend (and all transferees thereof shall be bound thereby and by the terms of Section 7.3 hereof), which legend shall be removed by the Company upon request of the holder thereof (if at such time there is no outstanding claim under Section 7.3 hereof that has not been finally resolved and there is no potential claim alleged under Section 7.3 as to which there is a pending proceeding for determination as provided in Section 7.3) upon the earlier to occur of (i) the fifth anniversary of the date of this Warrant, or (ii) as to the applicable shares or Other Securities, when such shares or securities are sold after February 7, 2003 (a) in a brokered public-market sale in accordance with Rule 144 under the Securities Act (if such sale is otherwise permitted under this Warrant, the Shareholders Agreement and the Holders’s other agreements with the Company), or (b) in a transaction registered under and in compliance with the requirements of the Securities Act (if such sale is otherwise permitted under this Warrant, the Shareholders Agreement and the Holder’s agreements with the Company):
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO MANDATORY REDEMPTION BY THE ISSUING CORPORATION PURSUANT TO THE TERMS AND CONDITIONS OF A WARRANT AGREEMENT, DATED AS OF FEBRUARY 7, 2000, WHICH AGREEMENT MAY BE EXAMINED AT THE OFFICES OF THE COMPANY.

During the time when the foregoing legend is required, no Transfer of any Warrant Stock or Other Securities subject thereto shall be permitted or recognized unless and until the transferee agrees with the Company in writing to be bound by the provisions of Section 7.3 hereof.
     9. Assignment. This Warrant and all of the terms, provisions and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Warrant nor any of the rights, benefits, interests or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party.
     10. Notices. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or three days after mailing when mailed by certified or registered mail, return receipt requested, to the Company or the Holder, as the case may be, for whom such notice is intended, if to the Holder, at 2015 Miller Farms Road, Germantown, TN 38138 or if to the Company, to Bioheart, Inc., 2400 N. Commerce Parkway, Ste. #408, Weston, FL 33326, Attn: President, or at such other address of which the Company or the Holder has been advised by notice hereunder.
     11. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida.
     12. Entire Agreement. This Warrant represents the sole and entire agreement of the parties with respect to the subject matter hereof, supercedes and replaces any other representation, promise, assurance, agreement or arrangement between the parties with respect to such subject matter, and may not be modified, revised or amended without the written consent of the party to be charged with such modification.
*   *   *   *   *   *
(signatures on following page)

     IN WITNESS WHEREOF, the parties have each caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

Company: Bioheart Inc.
By:
	Name:	John L. Babitt
	Title:	Chief Financial Officer

Holder:

Cell Transplants International, LLC
By:
	Name:	Dr. Peter K. Law, Ph.D.
	Title:	Chairman, CEO and President

WARRANT EXERCISE FORM
     The undersigned, the Holder of the within Warrant, by and between the undersigned and Bioheart, Inc., a Florida corporation (the “Company”), dated as of ___________________________, hereby irrevocably elects to exercise the within Warrant to purchase ___________________________ shares (the “Warrant Shares”) of the Common Stock of the Company, subject thereto, and hereby makes payment of $______________per share in payment therefor. The undersigned’s execution of this form constitutes the undersigned’s agreement to all the terms of the Warrant and to comply therewith.
     The undersigned hereby represents and agrees that the Warrant Shares purchased pursuant hereto are being purchased for investment and not with a view to the distribution or resale thereof, and that the undersigned understands that said Warrant Shares have not been registered under the Securities Laws. The Warrant Shares will bear the appropriate legend to reflect the foregoing.
     Payment of the full purchase price of the Warrant Shares is enclosed herewith, either in cash or in the form of an official bank check made payable to the Company.
     (Please date, sign and print name, address and federal I.D. or social security number)

Dated:

Signature of Holder:

Print Name of Holder:

Address:

Federal I.D. or Social Security Number:
     Signed in the presence of:

     _________________________________________________________
     Print Witness Name:

ASSIGNMENT FORM
[To be executed by the registered holder
if such holder desires to transfer
the Warrant Certificate]

FOR VALUE RECEIVED, the undersigned,	(print name of Assignor)
(“Assignor”) hereby sells, assigns and transfers unto

(print name of Assignee)
all of Assignor’s right, title and interest in, to and under certain Warrant issued by Bioheart, Inc. (the “Company”) to _______________________, dated _______________________, and appoints
     _______________________, attorney to transfer such right on the books of the Company. with full power of substitution in the premises.
DATED: ___________________________

ASSIGNOR:	ASSIGNEE: The undersigned agrees with Assignor and the Company to all of the terms of the Warrant as a Holder thereunder and to comply therewith.

Signature Print Name:

Signature Print Name:

Signature, if jointly held Print Name:

Signature, if jointly held
Print Name:

Address:

INVESTMENT REPRESENTATIONS
     The Holder hereby makes the following investment representations, warranties and covenants, each of which shall be deemed material (and the Company, in executing, delivering and consummating this Warrant, has relied and will rely upon the correctness and completeness of each of such representations, warranties and covenants, notwithstanding independent investigation, if any):
     (a) The Warrant and Warrant Stock acquired by the Holder hereunder are being acquired by the Holder for investment purposes and not with a view to any distribution or resale thereof in any transaction which would be in violation of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “1933 Act”), or any applicable state securities laws (the “Securities Laws”). The Holder recognizes that investment in the Warrant and Warrant Stock involves substantial risks, including but not limited to, the risk of loss of the entire amount of such investment. The Holder hereby represents that it can bear the economic risk of losing its entire investment in the Warrant and Warrant Stock and is able to afford the complete loss of such investment. The Holder has such knowledge and experience in financial, business and investment matters so as to be capable of evaluating the merits and risks of an investment in the Warrant and Warrant Stock. The Holder acknowledges that it (and the Holder’s attorney, accountant or other advisor, if any) has been afforded the opportunity (i) to ask such questions as it has deemed necessary or appropriate of, and to receive answers from, the Company concerning the merits and risks of investing in the Warrant and Warrant Stock and (ii) to request and obtain/inspect such additional information, including, but not limited to, copies of any documents, records and books pertaining to this investment which the Holder has desired to obtain and/or inspect, including without limitation the Company’s Private Placement Memorandum dated January 18, 1999, as amended and supplemented to date. The Holder acknowledges that the Company has answered all questions and responded to all inquiries and requests for information to the Holder’s satisfaction. The Holder acknowledges that it has made, independently and without reliance upon the Company (other than the representations, warranties and agreements of the Company set forth in this Warrant) or any agent or representative of the Company and based on its own independent analysis of the Company and such other documents and information as it has deemed appropriate, its own investment analysis and its own business decision to enter into and consummate this Warrant and the transactions contemplated hereby. The Holder further acknowledges that it is not relying on any statements or representations of the Company or any of the Company’s agents for legal advice with respect to its investment in the Warrant and Warrant Stock.
     (b) The Holder represents that it has no contract, undertaking, agreement or arrangement with any person to sell, transfer, encumber or pledge to such person or anyone else the Warrant and Warrant Stock or any part thereof; (b) has adequate means of providing for its current needs and possible contingencies; and (c) has no need for liquidity of its investment in the Warrant and Warrant Stock.

     (c) The Holder acknowledges that the Company is issuing the Warrant and Warrant Stock in reliance upon an exemption from registration provided in the 1933 Act and the Securities Laws, and is relying upon these representations, and acknowledge and agrees that the Warrant and Warrant Stock can only be sold, conveyed or transferred if either registered under the Securities Act and applicable Securities Laws or pursuant to an available exemption from all applicable registration requirements and subject to compliance with any other applicable transfer restrictions.
     (e) The Holder acknowledges and understands (i) that there is no public or other market for the Warrant or Warrant Stock and no such public or other market may ever develop, (ii) there can be no assurance that the Holder will be able to sell or dispose of the Warrant Stock, and (iii) that the Company makes no representations or warranties regarding the Company’s possible future private or public offering of the Warrant Stock, the Company’s fulfillment in the future of any reporting requirements, under the Exchange Act or otherwise, or regarding the Company’s possible dissemination of any current or projected financial or other information concerning the Company (except as specifically required by applicable law).
     (f) The representations, warranties, covenants and agreements of the Holder contained herein or in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date of this Warrant and shall survive the execution and delivery of this Warrant and the purchase of the Warrant and Warrant Stock. Moreover, the Holder understands that the Warrant and Warrant Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and the Securities Laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings set forth in this Warrant in order to determine the availability of such exemptions and the Holder’s eligibility to acquire the Warrant and Warrant Stock.
     (g) If the Holder is a partnership, corporation, trust or estate, then, the Holder represents and warrants that: (i) such partnership, corporation, trust or estate has full legal right and power and all authority and approval required (1) to execute and deliver, or authorize execution and delivery of, this Warrant and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust or estate in connection with the purchase of its Warrant and Warrant Stock; (2) to delegate authority pursuant to a power of attorney and (3) to purchase and hold such Warrant and Warrant Stock; (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate is binding upon such partnership, corporation, trust or estate; and (iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring such Warrant and Warrant Stock, unless each beneficial owner of such entity is qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and has submitted information substantiating such individual qualification.
     (h) The Holder hereby represents and warrants that it is an “accredited investor” as defined in Rule 501, promulgated by the Securities and Exchange Commission (the “Commission”) under the 1933 Act. The Holder understands that, (i) the offering and sale of the Warrant and Warrant Stock have not been and will not be registered under the 1933 Act, and have not been and will not be registered or qualified under any state securities laws, and (ii) as such, the Warrant and Warrant Stock constitute “restricted securities” as defined in Rule 144 under the 1933 Act. The Holder further recognizes that the Company is not assuming any obligation to register the Warrant Stock.